UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): May 8, 2012 (May 2, 2012)

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                    (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 2, 2012, ChinaCast Education Corporation (the “Company”) received a notification from the staff of The NASDAQ Stock Market LLC (the “NASDAQ Staff”) that the NASDAQ Staff has made a determination to delist the Company’s securities pursuant to discretionary authority under NASDAQ Listing Rule 5101 and in connection with the Company’s failure to file its Form 10-K for the year ended December 31, 2011, as required by NASDAQ Listing Rule 5250(c).

According to the notification letter, the NASDAQ Staff’s delisting determination is based on the public interest concerns raised by the Company’s loss of, and continued inability to regain control over, significant corporate assets, including the chops that two of the Company’s subsidiaries use in accordance with the laws and practices of the People’s Republic of China (“PRC”) in lieu of signatures to authorize corporate actions. The NASDAQ Staff notes that, as a result of the loss of the chops, certain persons – wielding the authority derived from physical possession of the chops – have allegedly acted on behalf of the Company and engaged in significant transactions in the Company’s assets without the knowledge of the Company or its Board (and apparently are continuing to do so), including transferring operating subsidiaries to third parties. The NASDAQ Staff also noted, among other things, the Company’s inability to access or control its bank accounts, due to its loss of possession of the chops. The NASDAQ Staff stated that these developments raise serious doubts and uncertainties about the Company’s capacity to operate its business, its financial and operational viability and, more fundamentally, its ability to assert legal title and control over its major corporate assets, including its three private colleges and cash held in its bank accounts.

In addition, the NASDAQ Staff also stated that it did not believe that the Company will be able to file its 2011 Form 10-K within the time frame provided under NASDAQ’s listing rules because former employees allegedly had been making efforts to obstruct the audit of the Company’s financial statements, the Company does not know whether it controls significant subsidiaries and the Company had lost control of and/or cannot currently locate financial information, books and records necessary for the completion of the audit of the Company’s financial statements.

In its notification letter, the NASDAQ Staff has provided the Company until May 9, 2012 to request an appeal hearing on the delisting determination. If the Company does not appeal by such date, trading of the Company’s shares of common stock (which have been halted since April 2, 2012) will be suspended at the opening of business on May 11, 2012, and a Form 25NSE will be filed with the Securities and Exchange Commission, which will result in the Company’s securities being removed from listing and registration on NASDAQ. The Company expects to submit an appeal request to the NASDAQ Hearings Panel on May 9, 2012. There can be no assurance that the NASDAQ Hearings Panel will grant the request for continued listing.

A copy of the press release announcing the NASDAQ Staff’s delisting determination is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 8, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012

ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Doug Woodrum Chief Financial Officer

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